EXHIBIT 99.1

Issuer Direct Reports Second Quarter 2022 Results

Quarterly Results Were Led by Growth in Our Communications Business, Which Increased 5% to $3.7 million from Q2 2021, and now Represents 64% of Total Revenue

RALEIGH, NC / ACCESSWIRE / August 4, 2022 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three and six months ended June 30, 2022.

Brian Balbirnie, CEO of Issuer Direct, commented, “Despite many uncertainties in the market, we delivered strong cashflows from operations, gross margin improvement and sustained customer count levels during the second quarter. Additionally, we repurchased approximately $3.9 million dollars of our outstanding common stock during the quarter for a total of approximately 163,000 shares, which, as we have said, is part of our capital allocation strategy and we believe benefits our shareholders both in the short and long term.”

Mr. Balbirnie continued, “During the quarter, our ACCESSWIRE business performed similar to the first quarter of this year and was up 16% year-over-year. ACCESSWIRE is a product we continue to invest in both from a technological perspective as well as entry into new markets that will further build both our brand and customers counts globally.”

Second Quarter 2022 Highlights:

•	Revenue - Total revenue was $5,807,000, a 2% increase from $5,720,000 in Q2 2021 and a 10% increase from $5,288,000 in Q1 2022. Communications revenue increased 5% from Q2 2021 and 9% from Q1 2022. The increase in Communications revenue from Q2 2021 was primarily due to an increase in revenue from our ACCESSWIRE news brand, partially offset by a decrease in demand from our events and webcasting business. The increase in Communications revenue from Q1 2022 was due to an increase in ACCESSWIRE revenue as well as an increase in revenue from our events and webcasting business due to seasonality of virtual annual meeting events. Communications revenue was 64% of total revenue for Q2 2022, compared to 61% for Q2 2021 and 64% for Q1 2022. Revenue from our Compliance business decreased 4% from Q2 2021 and increased 11% from Q1 2022. The decrease in Compliance revenue from Q2 2021 was primarily due to a decrease in revenue from our transfer agent services due to less corporate actions and directives and our disclosure services and legacy ARS services due to customer attrition. These decreases were partially offset by an increase in revenue from our print and proxy fulfillment services due to an increase in special projects. The increase in Compliance revenue from Q1 2022 is primarily due to seasonality of or print and proxy fulfillment services.

•	Gross Margin - Gross margin for Q2 2022 was $4,443,000, or 77% of revenue, compared to $4,240,000, or 74% of revenue, during Q2 2021 and $4,056,000, or 77%, in Q1 2022. Communications gross margin percentage was 80%, an increase of 5% from Q2 2021 and 2% from Q1 2022.

•	Operating Income - Operating income was $1,148,000 for Q2 2022, as compared to $1,361,000 during Q2 2021. The decrease in operating income despite the increase in revenue and gross margin is due to an increase in operating expenses, primarily due to continued investment and expansion of our headcount, including our corporate and sales and marketing teams.

•	Net Income - On a GAAP basis, net income was $841,000, or $0.22 per diluted share, during Q2 2022, compared to $1,106,000, or $0.29 per diluted share, during Q2 2021.

•	Operating Cash Flows - Cash flows from operations for Q2 2022 were $1,096,000 compared to $812,000 in Q2 2021.

•	Non-GAAP Measures – Q2 2022 EBITDA was $1,310,000, or 23% of revenue, compared to $1,641,000, or 29% of revenue, during Q2 2021. Non-GAAP net income for Q2 2022 was $1,075,000, or $0.29 per diluted share, compared to $1,185,000, or $0.31 per diluted share, during Q2 2021.

•	Stock Repurchase Plan – During the quarter, the Company purchased 163,201 shares of common stock for $3,859,000 under the Company’s previously announced $5,000,000 stock repurchase plan.

1

First Half 2022 Highlights:

•	Revenue - Total revenue was $11,095,000, a 4% increase from $10,700,000 during the first half of 2021. Communications revenue increased 6% during the first half of 2022 compared to the same period of the prior year. The increase in Communications revenue from Q2 2021 was primarily due to an increase in revenue from our ACCESSWIRE product, partially offset by a decrease in demand from our events and webcasting business. Communications revenue was 64% of total revenue for the first half of 2022, compared to 63% for the first half of 2021. Revenue from our Compliance business was flat during the first half of 2022 compared to the same period of 2021. An increase in revenue from our print and proxy fulfillment services was partially offset by a decline in revenue from our stock transfer services due to less corporate actions and directives and legacy ARS services.

•	Gross Margin - Gross margin for the first half of 2022 was $8,499,000, or 77% of revenue, compared to $7,826,000, or 73% of revenue, during the first half of 2021. Communications gross margin percentage was 79% during the first half of 2022, up 5% from the first half of 2021.

•	Operating Income - Operating income was $1,836,000 for the first half of 2022, as compared to $2,068,000 during the first half of 2021. The decrease in operating income despite the increase in revenue and gross margin is due to an increase in operating expenses, primarily due to continued investment and expansion of our corporate and sales and marketing teams.

•	Net Income - On a GAAP basis, net income was $1,357,000, or $0.36 per diluted share, during the first half of 2022, compared to $1,651,000, or $0.43 per diluted share, during the first half of 2021.

•	Operating Cash Flows - Cash flows from operations for the first half of 2022 were $1,644,000 compared to $2,081,000 in the first half of 2021.

•	Non-GAAP Measures – EBITDA for the first half of 2022 was $2,160,000, or 19% of revenue, compared to $2,633,000, or 25% of revenue, during the first half of 2021. Non-GAAP net income for the first half of 2022 was $1,905,000, or $0.50 per diluted share, compared to $1,872,000, or $0.49 per diluted share, during the first half of 2021.

•	Stock Repurchase Plan –During the six months ended June 30, 2022, the Company repurchased 169,401 shares of common stock for $4,041,000 under the Company’s previously announced $5,000,000 stock repurchase plan.

Key Performance Indicators:

•	During the quarter, the Company worked with 3,715 customers, compared to 3,754 during the same period last year.

•	During the quarter, the Company had 966 active customers subscribing to our products, compared to 804 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

2

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA

	Three Months ended June 30,
	2022	2021
	Amount	Amount

Net income:	$841	$1,106
Adjustments:
Depreciation and amortization	162	280
Interest income	(20)	(1)
Income tax expense	327	256
EBITDA:	$1,310	$1,641

	Six Months ended June 30,
	2022	2021
	Amount	Amount

Net income:	$1,357	$1,651
Adjustments:
Depreciation and amortization	324	565
Interest income	(22)	(2)
Income tax expense	501	419
EBITDA:	$2,160	$2,633

3

CALCULATION OF NON-GAAP NET INCOME

	Three Months ended June 30,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$841	$0.22	$1,106	$0.29
Adjustments:
Amortization of intangible assets (1)	108	0.03	116	0.03
Stock-based compensation (2)	188	0.05	69	0.02
Tax impact of adjustments (4)	(62)	(0.01)	(39)	(0.01)
Impact of discrete items impacting income tax expense (5)	—	—	(67)	(0.02)
Non-GAAP net income:	$1,075	$0.29	$1,185	$0.31

	Six Months ended June 30,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,357	$0.35	$1,651	$0.43
Adjustments:
Amortization of intangible assets (1)	216	0.06	233	0.06
Stock-based compensation (2)	372	0.10	132	0.04
Other unusual items (3)	106	0.03	-	-
Tax impact of adjustments (4)	(146)	(0.04)	(77)	(0.02)
Impact of discrete items impacting income tax expense (5)	—	—	(67)	(0.02)
Non-GAAP net income:	$1,905	$0.50	$1,872	$0.49

1)       The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)       The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)       For the six months ended June 30, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000 and merger and acquisition expenses of $16,000.

4)       This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)       This adjustment eliminates discrete items impacting income tax expense. For the three and six months ended June 30, 2021, the discrete items relate to an excess stock-based compensation benefit recognized in income tax during the periods.

4

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	August 4, 2022
Time:	4:30 p.m. eastern time
Toll & Toll Free:	833-492-0063 | 973-528-0002
Access Code:	585909
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/46183

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	877.481.4010 | 919-882-2331
Passcode:	46183
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct ® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

5

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

6

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$21,458	$23,852
Accounts receivable (net of allowance for doubtful accounts of $802 and $675, respectively)	3,484	3,291
Income tax receivable	276	—
Other current assets	847	750
Total current assets	26,065	27,893
Capitalized software (net of accumulated amortization of $3,332 and $3,301, respectively)	170	201
Fixed assets (net of accumulated depreciation of $533 and $456, respectively)	674	713
Right-of-use asset – leases	1,405	1,533
Other long-term assets	91	94
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $6,221 and $6,005, respectively)	2,231	2,447
Total assets	$37,012	$39,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$584	$695
Accrued expenses	1,739	1,975
Income taxes payable	244	46
Deferred revenue	3,481	3,086
Total current liabilities	6,048	5,802
Deferred income tax liability	113	176
Lease liabilities – long-term	1,501	1,659
Total liabilities	7,662	7,637
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,646,902 and 3,793,538 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	4	4
Additional paid-in capital	18,790	22,401
Other accumulated comprehensive loss	(35)	(19)
Retained earnings	10,591	9,234
Total stockholders' equity	29,350	31,620
Total liabilities and stockholders’ equity	$37,012	$39,257

7

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenues	$5,807	$5,720	$11,095	$10,700
Cost of revenues	1,364	1,480	2,596	2,874
Gross profit	4,443	4,240	8,499	7,826
Operating costs and expenses:
General and administrative	1,563	1,261	3,246	2,665
Sales and marketing expenses	1,371	1,210	2,635	2,284
Product development	214	256	489	505
Depreciation and amortization	147	152	293	304
Total operating costs and expenses	3,295	2,879	6,663	5,758
Operating income	1,148	1,361	1,836	2,068
Interest income	20	1	22	2
Income before taxes	1,168	1,362	1,858	2,070
Income tax expense	327	256	501	419
Net income	$841	$1,106	$1,357	$1,651
Income per share – basic	$0.22	$0.29	$0.36	$0.44
Income per share – fully diluted	$0.22	$0.29	$0.36	$0.43
Weighted average number of common shares outstanding – basic	3,741	3,770	3,767	3,770
Weighted average number of common shares outstanding – fully diluted	3,772	3,820	3,802	3,819

8

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,357	$1,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324	565
Bad debt expense	197	163
Deferred income taxes	(63)	(10)
Stock-based compensation expense	372	132
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(390)	(1,262)
Decrease (increase) in other assets	(245)	(43)
Increase (decrease) in accounts payable	(111)	454
Increase (decrease) in accrued expenses	(194)	(87)
Increase (decrease) in deferred revenue	397	518
Net cash provided by operating activities	1,644	2,081

Cash flows from investing activities:
Capitalized software	—	(161)
Purchase of fixed assets	(38)	(40)
Net cash used in investing activities	(38)	(201)

Cash flows from financing activities:
Exercise of stock options	58	219
Payment for stock repurchase and retirement	(4,041)	(452)
Net cash used in financing activities	(3,983)	(233)

Net change in cash and cash equivalents	(2,377)	1,647
Cash – beginning	23,852	19,556
Currency translation adjustment	(17)	(44)
Cash and cash equivalents – ending	$21,458	$21,159

Supplemental disclosures:
Cash paid for income taxes	$643	$664

SOURCE: Issuer Direct Corporation

9